EXHIBIT 10.02

PDF SOLUTIONS, INC.
2001 STOCK PLAN

RESTRICTED STOCK AGREEMENT

PDF Solutions, Inc., a Delaware corporation (the “Company”), hereby grants a Stock Purchase Right as set forth in this Restricted Stock Agreement (the “Agreement”) to you (the person to whom this Agreement is delivered).  The Company’s 2001 Stock Plan (the “Plan”)  is incorporated in, and made a part of, this Agreement. To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1.   Stock Purchase Right.  Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, a Stock Purchase Right consisting of the right to acquire the total number of “Shares Granted” set forth in the online Grant Summary provided by the Company or the Company’s designated third party broker, on the terms and conditions set forth herein and in the Plan.

2.   Vesting of Stock Purchase Right.  So long as your Service continues, the Stock Purchase Right shall vest in accordance to the Vesting Schedule in the online Grant Summary.

Only a whole number of restricted stock rights will vest in any period. Any fractional restricted stock right that would otherwise vest will be carried over to the next vesting period.

3.    Termination of Service.  In the event of the termination of your Service for any reason, the unvested portion of the Stock Purchase Right shall be immediately forfeited without consideration.

4.   Settlement of Stock Purchase Right.  Shares shall be issued at the time and to the extent that the Stock Purchase Right vests from time to time, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable obligations pursuant to Section 5 below and such issuance otherwise complies with all applicable laws, rules and regulations.  Prior to the time the Stock Purchase Right is settled upon vesting, you will have no rights other than those of a general creditor of the Company.  The Stock Purchase Right represents an unfunded and unsecured obligation of the Company.

5.   Withholding Taxes.  You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable tax or other obligations that arise in connection with the Stock Purchase Right and any Shares issued pursuant thereto.  Specifically, in the Company’s sole discretion, by accepting this Agreement, you authorize the Company’s designated broker to, on each vesting date, sell that portion of any Shares that are issued upon vesting necessary to obtain sufficient proceeds to satisfy any applicable tax, withholding or other liability (note that the full amount of the proceeds will be applied to satisfy any applicable tax, withholding or other liability, even if it may exceed the minimum amount required to satisfy such tax, withholding or other liability).  Notwithstanding the foregoing, any sale of your Shares must be made in compliance with all applicable laws, rules and regulations and the Company’s insider trading policies and no sales shall occur pursuant to this provision or otherwise unless and until such laws, rules and regulations are satisfied.  The Company shall not be required to issue Shares pursuant to this Agreement unless and until the obligations described herein are satisfied.

6.  Tax and Legal Advice.  You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to any applicable tax or legal consequences of the transactions contemplated by this Agreement and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax or legal consequences.  YOU UNDERSTAND THAT THE TAX AND OTHER LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  YOU SHOULD CONSULT YOUR OWN TAX OR LEGAL ADVISOR REGARDING THIS AGREEMENT, THIS STOCK PURCHASE RIGHT AND SHARES TO BE ISSUED PURSUANT TO THIS STOCK PURCHASE RIGHT.  YOU UNDERSTAND THAT THE COMPANY IS NOT PROVIDING ANY TAX OR LEGAL ADVICE, NOR IS THE COMPANY MAKING ANY RECOMMENDATION REGARDING YOUR ACCEPTANCE OF THIS GRANT.  NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

7.   Non-Transferability of the Stock Purchase Right.  The Stock Purchase Right shall not be transferable other than by will or the laws of descent and distribution.  The designation of a beneficiary or entry into a will or similar arrangement does not constitute a transfer.  The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

8.  Restriction on Transfer.  Regardless of whether the transfer or issuance of the Shares to be issued pursuant to this Stock Purchase Right have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates, if any, and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law, including the laws of any other country.

9.   Representations, Warranties, Covenants, and Acknowledgments.  You hereby agree that, in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to this Stock Purchase Right may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

10.   Compliance with Law.  Depending on your country of residence, there may be additional restrictions on this Stock Purchase Right or Shares to be issued pursuant to this Stock Purchase Right which are set forth in the attached Appendix A to this Restricted Stock Agreement.  Furthermore, you understand that the laws of the country in which you are working at the time of grant or vesting of the Stock Purchase Right or at the subsequent sale of any Shares issued pursuant to the Stock Purchase Right (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters), may subject you to additional procedural or regulatory requirements that you are solely responsible for and must independently fulfill in relation to the Stock Purchase Right or ownership or sale of Shares.

11.  Voting and Other Rights.  Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until Shares are issued upon vesting of this Stock Purchase Right.

12.  Authorization to Release Necessary Personal Information.  You hereby authorize and direct the Company to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan.  You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Stock Purchase Right under the Plan or with whom Shares acquired pursuant to this Stock Purchase Right or cash from the sale of such Shares may be deposited.  You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence.  Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties is necessary for your participation in the Plan.  You may at any time withdraw the consents herein by contacting your local human resources representative in writing.  You further acknowledge that withdrawal of consent may affect your ability to realize benefits from this Stock Purchase Right, and your ability to participate in the Plan.

13.  No Entitlement or Claims for Compensation.

(a)   Your rights, if any, in respect of or in connection with this Stock Purchase Right or any other Award are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award.  By accepting this Stock Purchase Right, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you.  This Stock Purchase Right is not intended to be compensation of a continuing or recurring nature or part of your normal or expected compensation, and in no way represents any portion of your salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b)    Neither the Plan nor this Stock Purchase Right or any other Award granted under the Plan shall be deemed to give you a right to become or remain an Employee, Consultant or Director of the Company, a Parent, a Subsidiary or an Affiliate.  The Company, its Parents, Subsidiaries and Affiliates, reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Stock Purchase Right or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

14.   Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to you at the address maintained for you in the Company’s records.

15.  Entire Agreement; Enforcement of Rights.  This Agreement, including Appendix A hereto (which is attached to and is a part of this Agreement), together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties.  Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

16.   Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

17.   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

18.  Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.  The rights and obligations of you under this Agreement may not be assigned without the prior written consent of the Company.

19.   Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Stock Purchase Right under the Plan and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.   Language.  If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

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You acknowledge that by electronically accepting this Agreement, you agree to be bound by all terms of this Agreement.

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS

PDF SOLUTIONS, INC.
2001 STOCK PLAN

RESTRICTED STOCK AGREEMENT

APPENDIX A

This Appendix A includes additional specific terms that apply to you if you are resident in a non-U.S. country.  This Appendix A is part of the Restricted Stock Agreement to which it is attached (the “Agreement”) and contains terms and conditions material to participation in the Plan.  Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement. You understand and agree that the Company is neither responsible for any foreign exchange fluctuations between your local currency and the U.S. Dollar that may affect the value of the Company’s Shares nor liable for any decrease in the value of the Shares.

China

Your Award is also subject to the terms and conditions outlined in the separate China Addendum and Internal Control Policy, both of which are incorporated herein and form part of this Agreement.  By accepting this Award, you acknowledge that you understand and agree to the terms and conditions of the China Addendum and Internal Control Policy.

Italy

You may be required to report on your annual tax return any transfer abroad in excess of EUR 10,000 and not delivered by an authorized Italian bank.

Data Privacy Notice

Pursuant to Legislative Decree no. 196/2003, the Controller of personal data processing and the Company’s representative in Italy for privacy purposes is PDF Solutions, Inc. Sede Secondaria in Italia, with registered offices at Piazza Meda 3, Milano 20100 Italy.

By accepting this Award, you agree to the following:

“I understand that data processing related to the purposes specified in this Agreement shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including the communication and transfer of my data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.  I understand that the use of my data will be minimized where it is not necessary for the implementation, administration and management of the Plan.  I further understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, ask for rectification of my data and stop, for legitimate reason, the data processing.  Furthermore, I am aware that my data will not be used for direct marketing purposes.”

Japan

If you are issued or transfer Shares with a value that exceeds ¥100,000,000, you must file a report with the Ministry of Finance through the Bank of Japan within twenty (20) days of receiving the Shares (provided, however, that if you acquire the Shares through a financial instruments firm in Japan, this requirement will not apply).  In addition, if you are a resident of Japan and make or receive any cross-border payment of more than ¥30,000,000 you should file a report with the Minister of Finance via the Bank of Japan within ten (10) days.  Please note that the timing and reporting requirement may vary depending on whether the relevant transaction is made through a bank in Japan; you are advised to consult your own advisor to confirm the precise requirements applicable to you.

Korea

Exchange control laws require Korean residents who realize US $500,000 or more from the sale of Shares or the receipt of any dividends to repatriate the proceeds to Korea within eighteen (18) months of the sale or the receipt of the dividends, as applicable.  However, separate sales may be deemed a single sale if the sole purpose of such separate sales was to avoid a sale exceeding the US $500,000 threshold.

Singapore

This offer of a Stock Purchase Right and the underlying Shares shall be made available only to an employee of the Company or its Affiliates, in reliance of the prospectus exemption set out in section 173(1)(f) the Securities and Futures Act (Chapter 289) of Singapore. In addition, you agree, by your acceptance of this offer, not to sell any Shares within six (6) months of the date of grant.   Please note that neither this Agreement nor any other document or material in connection with this offer of a Stock Purchase Right and the Shares has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.

You should not treat the contents of this document as advice relating to legal, taxation or investment matters and are advised to exercise caution in relation to the offer and to consult your own professional adviser(s) concerning the contents of this Agreement.

Taiwan

The Plan is not registered in Taiwan with the Securities and Futures Bureau and is not subject to the securities laws of Taiwan. You may acquire and remit foreign currency (including proceeds from the sale of Shares) into Taiwan up to US $5,000,000 per year. Remittance of funds for the purchase of Shares should be made through an authorized foreign exchange bank.